                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports dated March 18, 1998 on the consolidated financial statements and schedule of Drypers Corporation and subsidiaries, and to all references to our firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Houston, Texas
May 13, 1998